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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  March 9, 2002
                        (Date of earliest event reported)

                             USABANCSHARES.COM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Pennsylvania                    0-24896                 23-2806495
----------------------------     -----------------------     -------------------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
    of incorporation)                                        Identification No.)


                   1535 Locust Street, Philadelphia, PA 19102
               (Address of principal executive offices) (Zip Code)

                                 (215) 569-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
              (Former name, former address and former fiscal year,
                          if changed since last report)



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Item 5. Other Events

         On March 9, 2002, the Registrant and its wholly-owned subsidiary, vBank, a savings bank, entered into a definitive Agreement and Plan of Reorganization (the "Agreement") with Berkshire Financial Holdings, Inc. ("Berkshire"), and its wholly owned subsidiary, BFI Acquisition, Inc. ("Acquisition"). The Agreement provides for the acquisition of the Registrant by Berkshire through the merger of Acquisition with and into the Registrant. In this merger transaction, shareholders of the Registrant would receive $.60 in cash for each outstanding share of the Registrant. Consummation of the merger transaction is subject to the satisfaction of various conditions outlined in the Agreement, including but not limited to the receipt of requisite regulatory approvals, the obtaining of financing by Berkshire and the approval of the Registrant's shareholders. The Agreement contains terms and provisions customary in merger transactions, including termination fee and non- solicitation provisions. In connection with the execution of the merger agreement, Registrant has granted Berkshire an option to acquire up to 19.9% of Registrant's shares upon the occurrence of certain events. By separate agreement, the directors and officers of the Registrant have agreed to vote their shares in favor of the approval of the transaction. The Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The description of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Agreement.


Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Exhibit 2.1 Agreement and Plan of Reorganization.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               USABancShares.com, Inc.





                               By: /s/ Daniel J. Machon, Jr.
                                   -------------------------
                                   Daniel J. Machon, Jr.
                                   Chief Financial Officer
                                   (Principal Executive, Accounting
                                   and Financial Officer)



Date: March 11, 2002.